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                                                                Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Nellcor Puritan Bennett Incorporated and Infrasonics Incorporated of our report dated July 26, 1995 except as to note 17 which is as of August 24, 1995, which appears on page 4 of Form 8-K of Nellcor Puritan Bennett Incorporated as filed on April 7, 1996. We also consent to the reference to us under heading "Experts" in such Joint Proxy Statement/Prospectus.


PRICE WATERHOUSE LLP
San Francisco, California
May 28, 1996